Exhibit 10.22

SECURITY AGREEMENT

This SECOND LIEN SECURITY AGREEMENT (this “Agreement”), dated as of November     , 2012 is entered into by and between AUTOGENOMICS, INC., a Delaware corporation (the “Grantor”) and CITIBANK, N.A., acting through its Citibank Agency & Trust division, as collateral agent (solely in such capacity, together with its successors and assigns, the “Subordinated Notes Collateral Agent”) for the holders (the “Holders”) of the New Notes, as defined below.

W I T N E S S E T H:

WHEREAS, the Grantor has issued unsecured Subordinated Notes due 2011 – 2012 (the “Old Notes”);

WHEREAS, the Old Notes have matured or are scheduled to mature shortly;

WHEREAS, the Grantor has commenced an offer (the “Exchange Offer”) to issue new secured notes (the “New Notes”) in exchange for the Old Notes;

WHEREAS, the Grantor is granting, contemporaneously herewith, a security interest in the Collateral to the Senior Secured Lender to secure Existing Senior Indebtedness;

WHEREAS, it is a condition to the issuance of the New Notes that the Grantor grant to the Subordinated Notes Collateral Agent for the ratable benefit of the Holders, a security interest in the Collateral on the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the respective meanings ascribed thereto in the New Notes. Any terms used in this Agreement that are defined in the Code and not otherwise defined herein or in the New Notes shall be construed and defined as set forth in the Code. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Subordinated Notes Collateral Agent’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(b) “Collateral” has the meaning specified therefor in Section 2.

(c) “Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code or any other local, state, provincial or federal bankruptcy or insolvency law, in each case, as applicable and as in effect from time to time, including without limitation assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, recapitalization, arrangement of debt, or other similar relief.

(d) “Note Documents” means the New Notes, this Agreement and any related collateral agreement entered into by the Grantor and the Subordinated Notes Collateral Agent for the ratable benefit of the Holders, and any other agreement entered into by the Grantor and the Holders with respect to the New Notes.

(e) “Secured Obligations” means all of the present and future obligations of Grantor arising from the New Notes, this Agreement and the other Note Documents, including reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(f) “Security Interest” has the meaning specified therefor in Section 2.

(g) “Senior Secured Lender” means Tregale Group Ltd., together with its successors and assigns.

2. Grant of Security Interest. Grantor hereby unconditionally grants, collaterally assigns, and pledges to the Subordinated Notes Collateral Agent, for the ratable benefit of the Holders to secure the Secured Obligations, a security interest (hereinafter referred to as the “Security Interest”) in all of Grantor’s right, title, and interest in and to the following (the “Collateral”), whether now owned or hereafter acquired or arising and wherever located:

(a) all of Grantor’s Accounts; and

(b) all of the proceeds, products and profits, whether tangible or intangible, of Grantor’s Accounts, and any and all property in any form whatsoever resulting from the sale, collection, or other disposition of the Accounts (collectively, the “Proceeds”).

3. Security for Secured Obligations. The Security Interest created hereby secures, on a second-priority basis, the payment and performance of the Secured Obligations, whether now existing or arising hereafter.

4. Representations and Warranties.

(a) Title. The Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral, free and clear of all Liens except for the Lien granted to the Senior Secured Lender and any Liens on the Collateral arising solely by operation of law.

(b) Perfection and Priority. When a UCC financing statement has been filed against the Grantor in the appropriate jurisdiction, the Subordinated Notes Agent will have a valid and continuing perfected security interest in the Collateral in which a security interest may be perfected by filing a financing statement under the UCC, prior to all other Liens on the Collateral except for the Lien of the Senior Secured Lender and any Liens on the Collateral having priority solely by operation of law. In the event that the Subordinated Notes Agent files such a UCC financing statement prior to any filing by the Senior Secured Lender, (i) from and after the date that the Senior Secured Lender files its UCC financing, the Lien created hereby shall be junior in priority to the Senior Secured Lender’s Lien with the same effect as though the Senior Secured Lender’s Lien had been perfected prior to the perfection of the Lien created hereby, and (2) the Subordinated Notes Agent and the Grantor shall, at the Grantor’s expense, take such action as reasonably requested by the Senior Secured Lender to evidence the first priority of the Senior Secured Lender’s Lien.

(c) No Consents. No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the granting of a security interest on the Collateral by the Grantor pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the security interest created hereby (including the second priority nature of such security interest), (iii) for the exercise by the Subordinated Notes Collateral Agent of its rights and remedies hereunder, or (iv) for the exercise by any Holder of its rights and remedies hereunder.

(d) No Conditions. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e) Organization, Etc. The Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(f) No Conflicts. The execution, delivery and performance by the Grantor of this Agreement and the transactions contemplated hereby are within the Grantor’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Grantor’s charter or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Grantor or its subsidiaries, or (iii) conflict with or result in the breach of, or constitute a default under, any material contract binding on or affecting the Grantor, any subsidiary of the Grantor or any of their respective properties.

(g) Enforceable Agreement. This Agreement is the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditor’s rights generally, and by general principles of equity.

(h) No Reliance. The Grantor has, independently and without reliance upon any Holder or the Subordinated Notes Collateral Agent and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

5. Transfers and Other Liens. The Grantor agrees that it will not create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement, the Lien granted to the Senior Secured Lender and any Liens on the Collateral arising solely by operation of law.

6. Further Assurances.

(a) Grantor agrees that from time to time, at its own expense, Grantor will promptly execute and deliver all further instruments and documents, and take all such further action, that may be necessary or that Subordinated Notes Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, and the priority of the Security Interest, or to enable the Subordinated Notes Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Grantor shall confirm that appropriate UCC financing statements have been filed in all requisite United States jurisdictions to perfect the security interest of the Subordinated Notes Representative, as agent for the Holders, in respect of that portion of the Collateral for which, in accordance with Article 9 of the UCC, perfection may be obtained by filing a UCC financing statement.

(b) Grantor authorizes the filing by the Subordinated Notes Collateral Agent of financing or continuation statements, or amendments thereto, and Grantor will execute and deliver to the Subordinated Notes Collateral Agent such other instruments or notices, as may be necessary or as the Subordinated Notes Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby, including notice of any change in name, corporate structure or jurisdiction of organization of the Grantor.

7. Subordinated Notes Collateral Agent’s Duties. The Subordinated Notes Collateral Agent’s duties are as set forth in Annex 1 to the New Notes, and the Subordinated Notes Collateral Agent agrees to be bound thereby as though fully set forth herein. The Subordinated Note Collateral Agent hereby acknowledges that it is acting for and on behalf of the Holders with respect to Collateral matters and agrees that all of its right, title and interest in and interest in and to the Collateral shall be solely for the respective benefit of each Holder.

8. Remedies. Subject to terms of the New Notes, upon the occurrence and during the continuance of an Event of Default:

(a) The Subordinated Notes Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, Grantor expressly agrees that, in any such event, the Subordinated Notes Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon Grantor or any other person or entity (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Subordinated Notes Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Requisite Holders may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. The Subordinated Notes Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Subordinated Notes Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by Subordinated Notes Collateral Agent as Collateral and all cash proceeds received by Subordinated Notes Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations.

9. Subordinated Notes Collateral Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Subordinated Notes Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Subordinated Notes Collateral Agent incurred in connection therewith will be payable by the Grantor under Section 12 hereof.

10. Subordinated Notes Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Subordinated Notes Collateral Agent the Grantor’s attorney-in-fact, with full authority, but without any obligation whatsoever, in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time upon the Grantor’s written request to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Grantor representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof. This appointment shall not be deemed to create any liability on the part of the Subordinated Notes Collateral Agent.

11. Remedies Cumulative. Each right, power, and remedy of the Subordinated Notes Collateral Agent as provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Subordinated Notes Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Subordinated Notes Collateral Agent of any or all such other rights, powers, or remedies.

12. Fees and Expenses; Indemnification.

(a) Compensation. The Grantor covenants and agrees to pay the Subordinated Notes Collateral Agent’s fees and expenses specified in Schedule B, including, but not limited to, the reasonable fees and expenses of its counsel and of any experts and agents, which the Subordinated Notes Collateral Agent may incur in connection with (a) the preparation, execution and administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Subordinated Notes Collateral Agent hereunder or (d) the failure by the Grantor to perform or observe any of the provisions hereof. Any attorney’s fees incurred in connection with the preparation and negotiation of this Agreement and any Collateral Agent acceptance fees shall be due and payable upon the execution of this Agreement. In the event that any fees or expenses or any other obligations owed to the Subordinated Notes Collateral Agent (or its counsel) are not paid to the Subordinated Notes Collateral Agent within 30 calendar days following the presentment of any invoice for the payment of such fees and expenses or the demand for such payment, then the Subordinated Notes Collateral Agent may, without further action or notice to Grantor, pay such fees and expenses from the Collateral and may sell, convey or otherwise dispose of any Collateral for such purpose solely to the extent necessary to pay such fees and expenses and any excess shall be deemed property of the Grantor and constitute Collateral.

(b) Indemnification. The Grantor covenants and agrees, to indemnify the Subordinated Notes Collateral Agent, and its employees, officers, directors and agents (each, an “Indemnified Party”) and hold each Indemnified Party harmless, for, hold each Indemnified Party harmless from, and defend each Indemnified Party against any and all claims, losses, actions, liabilities, costs, damages or expenses (collectively, “Losses”) of any nature incurred by any Indemnified Party arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees, tax liabilities (including any taxes, interest and penalties but excluding any income tax liabilities associated with the Subordinated Notes Collateral Agent’s fees), any liabilities or damages that may result from any inaccuracy or misrepresentation made in any tax certification provided to the Subordinated Notes Collateral Agent, and other costs and expenses of defending or preparing to defend against any claim of liability, except to the extent such Losses shall have been finally adjudicated by a court of competent jurisdiction to have resulted solely from the Indemnified Party’s own gross negligence or willful misconduct. This Section 12(b) shall survive notwithstanding the termination of this Agreement or resignation or removal of the Subordinated Notes Collateral Agent.

13. Amendments; Etc. No waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Subordinated Notes Collateral Agent. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Subordinated Notes Collateral Agent and Grantor.

14. Addresses for Notices; Instructions; Communications.

(a) All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Subordinated Notes Collateral Agent at its address specified on the signature page hereto, and to the Grantor at its specified address for notices in the signature page hereto, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

(b) All instructions required under the Agreement shall be delivered to the Subordinated Notes Collateral Agent in writing, in English, and may be delivered to the Subordinated Notes Collateral Agent by facsimile or by e-mail and, if so requested by the Subordinated Notes Collateral Agent, by an original, executed by the applicable Holder or by an Authorized Person (as hereinafter defined) of the Grantor. The identity of such Authorized Persons, as well as their specimen signature, title, telephone number and e-mail address, shall be delivered to the Subordinated Notes Collateral Agent in the list of authorized signers form as set forth on Schedule A and shall remain in effect until the Grantor, or an entity acting on its behalf, notifies the Subordinated Notes Collateral Agent of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”). The Subordinated Notes Collateral Agent, the Grantor and (by acceptance of his, her or its New Note) each Holder agree that the above constitutes a commercially reasonable security procedure and further agree not to comply with any direction or instruction (other than those contained herein or delivered in accordance with the Agreement) from the Grantor or any Holder.

(c) In the event funds transfer instructions are given, whether in writing, by facsimile, .pdf, e-mail, or otherwise, such funds transfer instructions should contain a selected test word also evidenced on Schedule A. Test words must contain at least eight (8) alphanumeric characters, established at document execution. In addition or in lieu of test words, the Subordinated Notes Collateral Agent is authorized to seek confirmation of such instructions by telephone call back to the applicable person(s) set forth on Schedule A, and the Subordinated Notes Collateral Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instructions it receives, the Subordinated Notes Collateral Agent may record such call backs. If the Subordinated Notes Collateral Agent is unable to verify the instruction, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction. The persons and telephone numbers for call backs may be changed only in writing, signed by an Authorized Person, actually received and acknowledged by the Subordinated Notes Collateral Agent. The Grantor and (by its acceptance of his, her or its New Note) each Holder agree that these security procedures for funds transfers are commercially reasonable.

(d) To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. In the event that an account is opened, the Subordinated Notes Collateral Agent will ask for information that will allow the Subordinated Notes Collateral Agent to identify relevant parties. The Grantor hereby acknowledges such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Subordinated Notes Collateral Agent.

(e) Notwithstanding anything to the contrary herein, any and all e-mail communications (both text and attachments) by or from the Subordinated Notes Collateral Agent that the Subordinated Notes Collateral Agent deems to contain confidential, proprietary, and/or sensitive information shall be encrypted. The recipient (the “E-mail Recipient”) of the encrypted e-mail communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Subordinated Notes Collateral Agent to the E-mail Recipient. Additional information and assistance on using the encryption technology can be found at Citibank’s Secure E-mail website at www.citigroup.com/citi/citizen/finance/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 (outside the U.S.).

(f) In accordance with the Unlawful Internet Gambling Act (the “Act”), neither the Grantor nor any Holder may not use any deposit account subject hereto or other Citibank facilities in the United States to process ‘restricted transactions’ as such term is defined in 31 CFR Section 132.2(y). Therefore, neither the Grantor nor any Holder, nor any person who has an ownership interest in or control over any deposit account subject hereto may use it to process or facilitate payments for prohibited internet gambling transactions. For more information about the Act, including the types of transactions that are prohibited, please refer to the following link: http://www.federalreserve.gov/NEWSEVENTS/PRESS/BCREG/20081112B.HTM.

(g) The provisions of this Section 14(b)-(f) may be amended by the Subordinated Notes Collateral Agent unilaterally upon notice to the Grantor and the Holders.

15. Use of Name. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank”, “Citigroup” or “Citi” by name or the rights, powers, or duties of the Subordinated Notes Collateral Agent under the Agreement shall be issued by the Grantor, or on such party’s behalf, without the prior written consent of the Subordinated Notes Collateral Agent.

16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash, (b) be binding upon Grantor, and its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Subordinated Notes Collateral Agent and the Holders and their respective successors and assigns. Upon payment in full in cash of the Secured Obligations, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor or any other person entitled thereto. At such time, the Subordinated Notes Collateral Agent will authorize the filing of appropriate termination statements to terminate such Security Interests. In addition, upon the sale, transfer, or other disposition of Collateral by Grantor in transactions not prohibited by the Note Documents, such Collateral will be sold, transferred or otherwise disposed of free and clear of the Liens created by this Agreement and the Subordinated Notes Collateral Agent, at the request and sole expense of Grantor, will execute and deliver such documentation reasonably requested by Grantor, including termination or partial release statements and the like in connection therewith, and assign, transfer and deliver to Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, transferred or otherwise disposed of, or released, and as may be in the possession of the Subordinated Notes Collateral Agent and has not been theretofore released pursuant to this Agreement.

17. Governing Law. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18. Consent to Jurisdiction, Etc. The parties irrevocably (a) submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City, County and State of New York, for any proceedings commenced regarding this Agreement, including, but not limited to, any interpleader proceeding or proceeding for the appointment of a successor collateral agent may commence pursuant to this Agreement. The parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings and irrevocably waive any objection to venue or inconvenient forum for any proceeding brought in any such court. The parties irrevocably and unconditionally waive, to the fullest extent permitted by law, and agree not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consent to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement.

19. WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE SUBORDINATED NOTES COLLATERAL AGENT IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBORDINATED NOTES COLLATERAL AGENT’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.

20. Ambiguity. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Subordinated Notes Collateral Agent hereunder, the Subordinated Notes Collateral Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Collateral, unless the Subordinated Notes Collateral Agent receives written instructions, signed by an Authorized Person of the applicable Holder or Requisite Holders, as appropriate, which eliminates such ambiguity or uncertainty.

21. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

Grantor:

AUTOGENOMICS, INC.,
a Delaware corporation

By:
Name:
Title:

Address for Notices:

Subordinated Notes Collateral Agent:

CITIBANK, N.A.

By:
Name:
Title:

Address for Notices:

Agency & Trust
388 Greenwich Street
14th Floor
New York, NY 10013
Attention:
Telephone:	(212) 816-
Facsimile:	(973) 461-7191 or (973) 461-7192
Email: